Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR RELATIONS CONTACT:
Tara Y. Harrison (434) 817-8587

VIRGINIA NATIONAL BANKSHARES CORPORATION

ANNOUNCES THIRD QUARTER FINANCIAL RESULTS

AND AVAILABILITY OF DIVIDEND REINVESTMENT PLAN

Charlottesville, VA – October 29, 2021 - Virginia National Bankshares Corporation (NASDAQ: VABK) (the “Company”) today reported net income of $3.1 million, or $0.59 per diluted share, for the quarter ended September 30, 2021, which is a 68% increase compared to net income of $1.9 million, or $0.69 per diluted share, recognized for the quarter ended September 30, 2020. Note that the decline in net income per diluted share for the periods noted was driven by the increase in number of shares outstanding as result of the merger with Fauquier Bankshares, Inc. (“Fauquier”). Excluding merger costs, the Company would have posted net income of $4.6 million, or $0.86 per diluted share, (a non-GAAP financial measure)1 for the quarter ended September 30, 2021. Return on average assets (“ROAA”) of 0.65% for the three months ended September 30, 2021 would have amounted to 0.95% excluding merger expenses (a non-GAAP financial measure),1 compared to 0.89%, or 1.05% excluding merger expenses (a non-GAAP financial measure),1 in the three months ended September 30, 2020.

“During the quarter, we incurred the remaining substantial merger related expenses while posting strong net income, continuing to build value for our shareholders," said Glenn W. Rust, President and Chief Executive Officer.

Dividend Reinvestment Plan

As previously announced, the Company has established a dividend reinvestment & direct stock purchase and sale plan for registered shareholders, which will be administered by the Company’s transfer agent, American Stock Transfer & Trust Company (AST). Under the plan, registered shareholders will have the ability to reinvest their VABK cash dividends into, as well as make purchases and sales of, VABK common stock, which will be effected by AST on behalf of the shareholder on the open market. The plan is now available for registered shareholders who wish to enroll in the plan. Registered shareholders can go to www.astfinancial.com for more information and to review the plan brochure, or can call toll-free at 800-278-4353. Fees and commissions will apply.

Results of Operations

•
The Company incurred $1.9 million in pre-tax merger expenses during the third quarter of 2021 related to the merger, which closed on April 1, 2021. The majority of such merger expenses relate to a change-of-control payment, severance and stay-put bonuses. This post-tax expense of $1.4 million represents $0.27 per diluted share.
•
The Company has begun realizing savings associated with the merger and expects to realize significant additional savings over the next year. Full-time equivalent employee headcount was 215 as of April 1, 2021 and 188 as of September 30, 2021.
•
Return on average assets (“ROAA”) for the third quarter of 2021 declined to 0.65% compared to 0.89% realized in the same period in the prior year, primarily due to the significant increase in assets as a result of the merger. ROAA excluding the impact of merger expenses (a non-GAAP financial measure) would have been 0.95% for the third quarter of 2021. 1

___________________________________________________________________

1 See "Reconciliation of Certain Non-GAAP Financial Measures" at the end of this release.

Results of Operations, continued

•
Return on average equity (“ROAE”) for the third quarter of 2021 declined to 7.70% compared to 9.18% realized in same period in the prior year, primarily due to the significant increase in equity as a result of the merger. ROAE excluding the impact of merger expenses (a non-GAAP financial measure) would have been 11.23% for the third quarter of 2021. 1
•
The efficiency ratio on a fully tax equivalent basis (“FTE”) (a non-GAAP financial measure) was 75.2% for the three months ended September 30, 2021, compared to 65.7% for the three months ended September 30, 2020, due to the additional merger expenses incurred. 1

Loans and Asset Quality

•
Gross loans outstanding at September 30, 2021 totaled $1.1 billion, an increase of $503 million, or 83%, compared to September 30, 2020. The increase is due to the acquisition of The Fauquier Bank (“TFB”), which added $602.6 million of loan balances, net of the fair value mark, on the consolidated balance sheet beginning April 1, 2021, but was offset by the decline in outstanding balances of Paycheck Protection Program loans of $50.1 million from the same period in the prior year, due to loan forgiveness.
•
Loan deferrals declined to $1.2 million as of September 30, 2021, from $9.4 million as of September 30, 2020. Only three loans remain in deferral status as of September 30, 2021, and only $28 thousand of this balance is not government guaranteed.
•
Non-accrual loans, comprised of only two loans, was $777 thousand as of September 30, 2021, compared to $9 thousand as of September 30, 2020. Purchased credit impaired ("PCI") loans from TFB which are currently in non-accrual status are not included in this figure.
•
Loans 90 days or more past due and still accruing interest amounted to $1.0 million as of September 30, 2021, compared to $137 thousand as of December 31, 2020 and $61 thousand as of September 30, 2020. The September 30, 2021 balance includes a government-guaranteed loan in the amount of $548 thousand. The portfolio only includes three non-insured student loans that are 90 days or more past due and still accruing interest, amounting to $31 thousand. Loans acquired from TFB which are greater than 90 days past due and still accruing interest are included in this figure, net of their fair value mark.
•
The period-end allowance for loan losses (“ALLL”) as a percentage of total loans was 0.51% as of September 30, 2021, 0.90% as of December 31, 2020 and 0.84% as of September 30, 2020. The decrease is the result of bringing the TFB loans onto the Company’s balance sheet at fair value, with a credit and liquidity mark of $21.3 million effective April 1, 2021. The ALLL as a percentage of loans, excluding the impact of the acquired loans and fair value mark (a non-GAAP financial measure)1, would have been 0.90% as of September 30, 2021, and the ALLL as a percentage of total loans, excluding PPP loans (a non-GAAP financial measure)1, would have been 0.52% as of September 30, 2021.
•
A provision for loan losses of $267 thousand was recognized during the three months ended September 30, 2021, compared to $224 thousand recognized in the three months ended September 30, 2020.

Net Interest Income

•
Net interest income for the three months ended September 30, 2021 of $13.5 million increased $7.5 million from $6.0 million, or 123%, compared to the three months ended September 30, 2020, due to the inclusion of TFB’s interest income and expense for the current year and the lower rates paid on deposits as compared to the prior year.
•
The fair value accretion on loans acquired positively impacted net interest income by 27 basis points (“bps”) during the current quarter.
•
The combined company is benefitting from the lower cost of funds experienced by TFB, as well as lower interest rates paid overall, as interest expense only increased period over period by 39%. This is despite the growth in average interest bearing liabilities of $682 thousand, or 125%, from the three months ended September 30, 2020 to the three months ended September 30, 2021 as a result of the merger.

_____________________________________________________________________

1 See "Reconciliation of Certain Non-GAAP Financial Measures" at the end of this release.

Net Interest Income, continued

•
Also during the three months ended September 30, 2021, the Company prepaid 100% of its outstanding FHLB advances, which positively impacted interest expense by $416 thousand as a result of accelerating the fair value accretion on such TFB debt. A prepayment penalty in the amount of $243 thousand was incurred and is reported in noninterest expense, netting to an overall gain on the transaction of $173 thousand.
•
The cost of funds of 20 bps incurred in the three months ended September 30, 2021 decreased 18 bps from 38 bps in the same period in 2020, due to lower rates paid on deposit accounts, coupled with the acceleration of the fair value accretion related to the payoff of FHLB advances, as noted above.
•
Low-cost deposits, which include noninterest checking accounts and interest-bearing checking, savings and money market accounts, remained in excess of 86% of total deposits at September 30, 2021 and 2020.

Noninterest Income

Noninterest income for the three months ended September 30, 2021 increased $2.1 million, or 144%, compared to the three months ended September 30, 2020 primarily due to the inclusion of TFB’s wealth management fees, advisory and brokerage income, deposit fees and debit card income. In addition, during the three months ended September 30, 2021, the Company realized a second partial recovery of $401 thousand of unearned insurance premiums related to the loss of insurance on the student loan portfolio and received a recovery of $312 thousand from a TFB loan that was charged off prior to April 1, 2021. Swap fee income declined $320 thousand, as swap arrangements are not as attractive to borrowers in the current rate environment.

Noninterest Expense

Noninterest expense for the three months ended September 30, 2021 increased $7.9 million, or 160%, compared to the three months ended September 30, 2020, due to an increase of $1.3 million of merger expenses, in addition to the inclusion of Fauquier’s noninterest expense.

Book Value

Book value per share was $30.13 as of September 30, 2021 and $29.64 as of September 30, 2020. Tangible book value per share (a non-GAAP financial measure)1 as of September 30, 2021 was $26.92 compared to $29.37 as of September 30, 2020, declining due to the impact of goodwill and other intangible assets recorded upon the acquisition of Fauquier. These amounts are impacted by the increase in shares outstanding as a result of the merger.

Income Taxes

The effective tax rate for the three months ended September 30, 2021 amounted to 19.4%, compared to 19.2% for the three months ended September 30, 2020.

Dividends

Cash dividends of $1.6 million were declared during the third quarter of 2021.

_____________________________________________________________________

1 See "Reconciliation of Certain Non-GAAP Financial Measures" at the end of this release.

About Virginia National Bankshares Corporation

Virginia National Bankshares Corporation, headquartered in Charlottesville, Virginia, is the bank holding company for Virginia National Bank. The Bank has eleven banking offices throughout Fauquier and Prince William counties, four banking offices in Charlottesville and Albemarle County, and one banking office in Winchester, and offers loan, deposit and treasury management services in Richmond, Virginia. The Bank offers a full range of banking and related financial services to meet the needs of individuals, businesses and charitable organizations, including the fiduciary services of VNB Trust and Estate Services and of TFB Trust and Estate Management. The Bank also offers, through its networking agreements with third parties, investment advisory and other investment services under Sturman Wealth Advisors. Investment management services are offered through Masonry Capital Management, LLC, a registered investment adviser and wholly-owned subsidiary of the Company.

The Company’s common stock trades on the Nasdaq Capital Market under the symbol “VABK.” Additional information on the Company is also available at www.vnbcorp.com.

Non-GAAP Financial Measures

The accounting and reporting policies of the Company conform to U.S. generally accepted accounting principles (“GAAP”) and prevailing practices in the banking industry. However, management uses certain non-GAAP measures to supplement the evaluation of the Company’s performance. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP measures are included at the end of this release.

Forward-Looking Statements; Other Information

Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements with respect to the Company’s operations, performance, future strategy and goals, and are often characterized by use of qualified words such as “expect,” “believe,” “estimate,” “project,” “anticipate,” “intend,” “will,” “should,” or words of similar meaning or other statements concerning the opinions or judgement of the Company and its management about future events. While Company management believes such statements to be reasonable, future events and predictions are subject to circumstances that are not within the control of the Company and its management. Actual results may differ materially from those included in the forward-looking statements due to a number of factors, including, without limitation, the effects of and changes in: general economic and market conditions, including the effects of declines in real estate values, an increase in unemployment levels and general economic contraction as a result of COVID-19 or other pandemics; fluctuations in interest rates, deposits, loan demand, and asset quality; assumptions that underlie the Company’s allowance for loan losses; the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts or public health events (e.g., COVID-19 or other pandemics), and of governmental and societal responses thereto; the performance of vendors or other parties with which the Company does business; competition; technology; changes in laws, regulations and guidance; changes in accounting principles or guidelines; performance of assets under management; expected revenue synergies and cost savings from the recently completed merger with Fauquier may not be fully realized or realized within the expected timeframe; the businesses of the Company and Fauquier may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; revenues following the merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the merger; and other factors impacting financial services businesses. Many of these factors and additional risks and uncertainties are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed from time to time by the Company with the Securities and Exchange Commission. These statements speak only as of the date made, and the Company does not undertake to update any forward-looking statements to reflect changes or events that may occur after this release.

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)

	September 30, 2021	December 31, 2020 *	September 30, 2020
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$18,919	$8,116	$11,399
Interest-bearing deposits in other banks	254,194	-	-
Federal funds sold	152,417	26,579	273
Securities:
Available for sale, at fair value	277,046	174,086	141,245
Restricted securities, at cost	2,610	3,010	3,436
Total securities	279,656	177,096	144,681
Loans	1,112,450	609,406	636,935
Allowance for loan losses	(5,623)	(5,455)	(5,334)
Loans, net	1,106,827	603,951	631,601
Premises and equipment, net	25,239	5,238	5,444
Bank owned life insurance	31,033	16,849	16,739
Goodwill	8,898	372	372
Core deposit intangible	7,855	-	-
Other intangible assets, net	290	341	357
Other real estate owned, net	611	-	-
Right of use asset, net	7,970	3,527	3,725
Accrued interest receivable and other assets	17,916	6,341	6,367
Total assets	$1,911,825	$848,410	$820,958
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Demand deposits:
Noninterest-bearing	$504,696	$209,772	$190,204
Interest-bearing	424,642	148,910	135,569
Money market and savings deposit accounts	642,788	272,980	270,653
Certificates of deposit and other time deposits	165,057	99,102	98,095
Total deposits	1,737,183	730,764	694,521
Advances from the FHLB	-	30,000	40,000
Junior subordinated debt	3,356	-	-
Lease liability	7,463	3,589	3,783
Accrued interest payable and other liabilities	3,913	1,459	2,197
Total liabilities	1,751,915	765,812	740,501
Commitments and contingent liabilities
Shareholders' equity:
Preferred stock, $2.50 par value, 2,000,000 shares authorized, no shares outstanding	-	-	-
Common stock, $2.50 par value, 10,000,000 shares authorized; 5,307,235 shares issued and outstanding as of September 30, 2021 (includes 35,911 nonvested), and 2,714,273 shares issued and outstanding as of December 31, 2020 and September 30, 2020 (includes 25,268 nonvested)	13,178	6,722	6,722
Capital surplus	104,446	32,457	32,377
Retained earnings	42,746	41,959	40,158
Accumulated other comprehensive income (loss)	(460)	1,460	1,200
Total shareholders' equity	159,910	82,598	80,457
Total liabilities and shareholders' equity	$1,911,825	$848,410	$820,958

* Derived from audited consolidated financial statements

VIRGINIA NATIONAL BANKSHARES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)

(Unaudited)

	For the three months ended		For the nine months ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Interest and dividend income:
Loans, including fees	$12,957	$6,175	$31,904	$18,202
Federal funds sold	45	3	78	98
Other interest-bearing deposits	55	-	94	-
Investment securities:
Taxable	742	412	2,006	1,150
Tax exempt	280	159	729	326
Dividends	55	22	121	70
Total interest and dividend income	14,134	6,771	34,932	19,846

Interest expense:
Demand and savings deposits	673	383	1,598	1,468
Certificates and other time deposits	282	306	886	1,166
Borrowings	(325)	35	(181)	35
Total interest expense	630	724	2,303	2,669
Net interest income	13,504	6,047	32,629	17,177
Provision for loan losses	267	224	477	1,367
Net interest income after provision for loan losses	13,237	5,823	32,152	15,810

Noninterest income:
Wealth management fees	744	263	2,053	801
Advisory and brokerage income	358	175	908	516
Deposit account fees	396	162	982	484
Debit/credit card and ATM fees	808	144	1,561	435
Earnings/increase in value of bank owned life insurance	201	111	507	327
Gains on sales of securities	-	91	-	734
Loan swap fee income	24	344	59	977
Other	947	135	1,367	446
Total noninterest income	3,478	1,425	7,437	4,720

Noninterest expense:
Salaries and employee benefits	4,562	2,322	11,705	7,004
Net occupancy	1,039	501	2,643	1,405
Equipment	205	134	661	401
Bank franchise tax	320	161	922	487
Computer software	361	159	744	435
Data processing	1,114	302	2,397	968
FDIC deposit insurance assessment	349	61	594	89
Marketing, advertising and promotion	337	55	706	334
Merger expenses	1,935	549	8,087	549
Plastics expense	212	46	589	140
Professional fees	186	-	873	376
Core deposit intangible amortization	417	-	845	-
Other	1,787	645	2,832	1,694
Total noninterest expense	12,824	4,935	33,598	13,882

Income before income taxes	3,891	2,313	5,991	6,648
Provision for income taxes	753	443	1,201	1,286
Net income	$3,138	$1,870	$4,790	$5,362
Net income per common share, basic	$0.59	$0.69	$1.08	$1.98
Net income per common share, diluted	$0.59	$0.69	$1.07	$1.98
Weighted average common shares outstanding, basic	5,306,370	2,714,273	4,453,303	2,705,730
Weighted average common shares outstanding, diluted	5,338,872	2,714,897	4,478,779	2,706,438

VIRGINIA NATIONAL BANKSHARES CORPORATION

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)

(Unaudited)

	At or For the Three Months Ended
	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Common Share Data:
Net income per weighted average share, basic	$0.59	$0.03	$0.55	$0.96	$0.69
Net income per weighted average share, diluted	$0.59	$0.03	$0.55	$0.96	$0.69
Weighted average shares outstanding, basic	5,306,370	5,305,277	2,719,840	2,714,273	2,714,273
Weighted average shares outstanding, diluted	5,338,872	5,320,290	2,727,448	2,714,905	2,714,897
Actual shares outstanding	5,307,235	5,305,819	2,728,327	2,714,273	2,714,273
Tangible book value per share at period end	$26.92	$26.60	$29.07	$30.17	$29.37

Key Ratios:
Return on average assets [1]	0.65%	0.03%	0.68%	1.23%	0.89%
Return on average equity [1]	7.70%	0.37%	7.40%	12.75%	9.18%
Net interest margin (FTE) [2]	3.08%	3.05%	2.83%	3.32%	3.05%
Efficiency ratio (FTE) [3]	75.17%	99.27%	67.72%	57.03%	65.68%
Loan-to-deposit ratio	64.04%	71.57%	77.23%	83.39%	91.71%

Net Interest Income:
Net interest income	$13,504	$13,151	$5,974	$6,702	$6,047
Net interest income (FTE) [2],[3]	$13,581	$13,224	$6,021	$6,741	$6,089

Capital Ratios:
Tier 1 leverage ratio	7.59%	7.66%	9.01%	9.54%	9.41%
Total risk-based capital ratio	13.74%	13.47%	15.49%	15.35%	15.41%

Assets and Asset Quality:
Average Earning Assets	$1,750,793	$1,740,338	$862,373	$807,414	$793,712
Average Gross Loans	$1,140,280	$1,214,123	$618,902	$618,296	$630,704
Paycheck Protection Program Loans, end of period	$36,740	$73,784	$70,171	$55,120	$86,883
Loan Deferrals, Pandemic Related	$1,243	$2,004	$1,539	$3,346	$9,439
Allowance for loan losses:
Beginning of period	$5,522	$5,615	$5,455	$5,334	$4,917
Provision for (recovery of) loan losses	267	(141)	351	255	224
Charge-offs	(208)	(156)	(241)	(162)	(62)
Recoveries	42	204	50	28	255
Net recoveries (charge-offs)	(166)	48	(191)	(134)	193
End of period	$5,623	$5,522	$5,615	$5,455	$5,334

Non-accrual loans [4]	$777	$17	$5	$8	$9
Loans 90 days or more past due and still accruing [5]	1,044	2,770	399	137	61
OREO	611	611	-	-	-
Total nonperforming assets (NPA)	$2,432	$3,398	$404	$145	$70

NPA as a % of total assets	0.13%	0.18%	0.04%	0.02%	0.01%
NPA as a % of total loans plus OREO	0.22%	0.29%	0.07%	0.02%	0.01%
ALLL to total loans	0.51%	0.47%	0.90%	0.90%	0.84%
ALLL to total loans, excluding PPP loans (non-GAAP)	0.52%	0.51%	1.02%	0.98%	0.97%
Non-accruing loans to total loans [4]	0.07%	0.00%	0.00%	0.00%	0.00%
Net charge-offs (recoveries) to average loans [1]	0.06%	-0.02%	0.12%	0.09%	-0.12%

1 Ratio is computed on an annualized basis.

2 The net interest margin and net interest income are reported on a FTE basis, using a Federal income tax rate of 21%.

3 The efficiency ratio (FTE) is computed as a percentage of noninterest expense divided by the sum of net interest income (FTE) and noninterest income. This is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. Comparison of our efficiency ratio with those of other companies may not be possible because other companies may calculate them differently. Refer to the Reconciliation of Certain Non-GAAP Financial (FTE) Measures at the end of this release.

4 Non-accrual loans do not include loans acquired and reported at fair value.

5 Past due loans from the acquired portfolio are included at fair value.

VIRGINIA NATIONAL BANKSHARES CORPORATION

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

(dollars in thousands)

(Unaudited)

	For the three months ended
	September 30, 2021			June 30, 2021			September 30, 2020
		Interest			Interest			Interest
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
(dollars in thousands)	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
ASSETS
Interest Earning Assets:
Securities
Taxable Securities	$214,194	$797	1.49%	$211,827	$792	1.50%	$118,557	$433	1.46%
Tax Exempt Securities [1]	59,869	355	2.37%	58,398	346	2.37%	27,473	202	2.94%
Total Securities [1]	274,063	1,152	1.68%	270,225	1,138	1.68%	146,030	635	1.74%
Total Loans	1,140,281	12,959	4.51%	1,214,123	13,009	4.30%	630,704	6,175	3.89%
Fed Funds Sold	137,472	45	0.13%	106,934	21	0.08%	16,980	3	0.07%
Other interest-bearing deposits	198,983	55	0.11%	149,056	36	0.10%	—	—	—
Total Earning Assets	1,750,799	14,211	3.22%	1,740,338	14,204	3.27%	793,714	6,813	3.41%
Less: Allowance for Loan Losses	(5,532)			(5,732)			(5,141)
Total Non-Earning Assets	159,014			124,287			47,736
Total Assets	$1,904,281			$1,858,893			$836,309

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest Bearing Liabilities:
Interest Bearing Deposits:
Interest Checking	$410,504	$72	0.07%	$437,611	$93	0.09%	$139,698	$40	0.11%
Money Market and Savings Deposits	621,211	601	0.38%	561,940	455	0.32%	281,161	343	0.49%
Time Deposits	171,256	282	0.65%	169,556	324	0.77%	97,300	306	1.25%
Total Interest-Bearing Deposits	1,202,971	955	0.31%	1,169,107	872	0.30%	518,159	689	0.53%
Short term borrowings	22,260	(375)	-6.68%	43,030	59	0.55%	28,620	35	0.49%
Junior subordinated debt	3,349	50	5.92%	3,334	49	5.89%	—	—	—
Total Interest-Bearing Liabilities	1,228,580	630	0.20%	1,215,471	980	0.32%	546,779	724	0.53%
Non-Interest-Bearing Liabilities:
Demand deposits	499,068			471,078			203,798
Other liabilities	15,003			14,109			4,870
Total Liabilities	1,742,651			1,700,658			755,447
Shareholders' Equity	161,630			158,235			80,862
Total Liabilities & Shareholders' Equity	$1,904,281			$1,858,893			$836,309
Net Interest Income (FTE)		$13,581			$13,224			$6,089
Interest Rate Spread [2]			3.02%			2.95%			2.89%
Interest Expense as a Percentage of Average Earning Assets			0.14%			0.23%			0.36%
Net Interest Margin (FTE) [3]			3.08%			3.05%			3.05%

1 Tax-exempt income for investment securities has been adjusted to a fully tax-equivalent basis (FTE), using a Federal income tax rate of 21%. Refer to the Reconcilement of Non-GAAP Measures table at the end of this release.

2 Interest spread is the average yield earned on earning assets less the average rate paid on interest-bearing liabilities.

3 Net interest margin (FTE) is net interest income expressed as a percentage of average earning assets.

VIRGINIA NATIONAL BANKSHARES CORPORATION

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,	June 30,		March 31,		December 31,	September 30,
	2021	2021		2021		2020	2020
Performance measures
Return on average assets ("ROAA")	0.65%	0.03%		0.68%		1.23%	0.89%
Impact of merger expenses	0.30%	0.99%		0.08%		0.17%	0.16%
ROAA, excluding merger expenses (non-GAAP)	0.95%	1.02%		0.75%		1.40%	1.05%

Return on average equity ("ROAE")	7.70%	0.37%		7.40%		12.75%	9.18%
Impact of merger expenses	3.53%	11.51%		0.83%		1.79%	1.65%
ROAE, excluding merger expenses (non-GAAP)	11.23%	11.88%		8.22%		14.54%	10.83%

Net income	$3,138	$147		$1,505		$2,616	$1,870
Impact of merger expenses	1,424	4,553	-	169	-	368	336
Net income, excluding merger expenses (non-GAAP)	$4,562	$4,700		$1,674		$2,984	$2,206

Net income per share	$0.59	$0.03		$0.53		$0.77	$0.41
Impact of merger expenses	0.27	0.86		0.06		0.15	0.12
Net income per share, excluding merger expenses (non-GAAP)	$0.86	$0.89		$0.59		$0.92	$0.53

Fully tax-equivalent measures
Net interest income	$13,504	$13,151		$5,974		$6,702	$6,047
Fully tax-equivalent adjustment	77	73		47		39	42
Net interest income (FTE) [1]	$13,581	$13,224		$6,021		$6,741	$6,089

Efficiency ratio [2]	75.5%	99.5%		68.2%		57.3%	66.0%
Fully tax-equivalent adjustment	-0.3%	-0.4%		-0.5%		-0.3%	-0.3%
Efficiency ratio (FTE) [3]	75.2%	99.1%		67.7%		57.0%	65.7%

Net interest margin	3.06%	3.03%		2.81%		3.30%	3.03%
Fully tax-equivalent adjustment	0.02%	0.02%		0.02%		0.02%	0.02%
Net interest margin (FTE) [1]	3.08%	3.05%		2.83%		3.32%	3.05%

Other financial measures
ALLL to total loans	0.51%	0.47%		0.90%		0.90%	0.84%
Impact of acquired loans and fair value mark	0.39%	0.41%		—		—	—
ALLL to total loans, excluding acquired loans and fair value mark (non-GAAP)	0.90%	0.88%		0.90%		0.90%	0.84%

ALLL to total loans	0.51%	0.47%		0.90%		0.90%	0.84%
Impact of PPP loans	0.01%	0.04%		0.12%		0.08%	0.13%
ALLL to total loans, excluding PPP loans (non-GAAP)	0.52%	0.51%		1.02%		0.98%	0.97%

Book value per share	$30.13	$29.89		$29.33		$29.14	$29.64
Impact of intangible assets	(3.21)	(3.29)		(0.26)		$(0.27)	$(0.27)
Tangible book value per share (non-GAAP)	$26.92	$26.60		$29.07		$28.87	$29.37

1 FTE calculations use a Federal income tax rate of 21%.

2 The efficiency ratio, GAAP basis, is computed by dividing noninterest expense by the sum of net interest income and noninterest income.

3 The efficiency ratio, FTE or non-GAAP basis, is computed by dividing noninterest expense by the sum of net interest income (FTE) and noninterest income.